                              POWER OF ATTORNEY


        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints MICHAEL E. PULITZER and RONALD H. RIDGWAY, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign Pulitzer Publishing Company's Annual Report on Form 10-K, and to file the same, with all exhibits thereto and other documents in connection therewith, and any amendments thereto, with the Securities and Exchange Commission, National Association of Securities Dealers, Inc. and Midwest Stock Exchange, Inc., granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or each of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



        Signature                                   Title                               Date
        ---------                                   -----                               ----
/s/ Michael E. Pulitzer               Director; Chairman, President and             January 24, 1995
- -----------------------                    Chief Executive Officer
(Michael E. Pulitzer)                   (Principal Executive Officer)

/s/ Ronald H. Ridgway               Director; Senior Vice President-Finance         January 24, 1995
- ---------------------             (Principal Financial and Accounting Officer)
(Ronald H. Ridgway)

/s/ Ken J. Elkins                      Director, Senior Vice President -            January 24, 1995
- -----------------                          Broadcasting Operations
(Ken J. Elkins)

/s/ David E. Moore                                 Director                         January 24, 1995
- ------------------
(David E. Moore)

/s/ Nicholas G. Penniman IV            Director, Senior Vice President -            January 24, 1995
- ---------------------------                 Newspaper Operations
(Nicholas G. Penniman IV)

/s/ Peter J. Repetti                               Director                         January 24, 1995
- --------------------
(Peter J. Repetti)

/s/ Emily Rauh Pulitzer                            Director                         January 24, 1995
- -----------------------
(Emily Rauh Pulitzer)

/s/ Alice B. Hayes
- ------------------                                 Director                         January 24, 1995
(Alice B. Hayes)

/s/ James M. Snowden, Jr.
- -------------------------                          Director                         January 24, 1995
(James M. Snowden, Jr.)